Issuer Free Writing Prospectus filed pursuant to Rule 433
supplementing the preliminary prospectus supplement dated January 19, 2010 and the prospectus dated May 6, 2009
Registration No. 333-159012
January 20, 2010
RULE 134 TERM SHEET
Cinemark Holdings, Inc.
7,500,000 Shares
Common Stock

Issuer:	Cinemark Holdings, Inc.
Symbol:	CNK
Size:	$109,125,000
Shares offered:	7,500,000 shares
Price to public:	$14.55 per share
Underwriting discount:	$0.22 per share
Trade date:	January 20, 2010
Closing date:	January 25, 2010
CUSIP:	17243V102
Underwriters:	Morgan Stanley & Co. Incorporated
Copies of the prospectus related to this offering may be obtained from Morgan Stanley & Co. Incorporated, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014 (email address: prospectus@morganstanley.com)
This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state.